EXHIBIT 16.1



HEIN + ASSOCIATES LLP                                                 [LOGO]
Certified Public Accountants and Consultants
with offices in Houston, Dallas and Los Angeles
Telephone (303) 298-9600   Fax (303) 298-8118
717 17th Street, Suite 1600
Denver, Colorado  80202-3330






August 27, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

         RE:      Microtech Medical Systems, Inc.
                  2-94117-D

Dear Sirs:

We have read Item 4 of Microtech Medical Systems, Inc. Form 8-K, dated August 19, 1996 and are in agreement with the statements contained in the second paragraph therein as they relate to us.

Very truly yours,


/s/ Hein + Associates LLP
HEIN + ASSOCIATES LLP

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